Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (PNX) Provides Update on Restatement and Filing of GAAP Financial Results

•	Filings delayed due to scope and complexity of restatement

•	Will provide update on or before April 30, 2013

•	Phoenix Life Insurance Company unaudited statutory results filed with state regulators

•	Estimated fourth quarter and full year 2012 operating metrics provided for The Phoenix Companies, Inc.

Hartford, Conn., March 15, 2013 – The Phoenix Companies, Inc. (NYSE:PNX) today updated the status of its restatement of prior periods and filing of its third quarter 2012 Form 10-Q and its 2012 Form 10-K with the Securities and Exchange Commission (SEC).
On Nov. 8, 2012, Phoenix announced that it would restate previously issued GAAP financial statements for the years ended December 31, 2011, 2010 and 2009, the interim periods for 2011, and the first and second quarters of 2012. In its announcement, the company said it was delaying filing its third quarter 2012 Form 10-Q pending the filing of restated financial results, which it expected to be prior to the timely filing of its 2012 Form 10-K.
Phoenix reported today that it will not meet the previously announced timetable for filing its restated financial information and third quarter 2012 Form 10-Q and will not timely file its 2012 Form 10-K. The company will provide an update on or before April 30, 2013.
“We are making substantial progress in completing the restatement and closing the third and fourth quarters of 2012, but even with a significant level of dedicated resources, the scope and breadth of the work involved is much more time consuming than we originally anticipated. Resuming timely and accurate GAAP reporting is a top priority, and we are focused intently on completing this process,” said James D. Wehr, president and chief executive officer.

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RESTATEMENT UPDATE

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Phoenix initiated the restatement to correct certain errors relating to the classification of items on the consolidated statement of cash flows in the prior periods. The company currently estimates consolidated cash and cash equivalents as of June 30, 2012 will be approximately $210 million, which is approximately $39 million less than previously reported in its second quarter 2012 Form 10-Q. The change is driven by balance sheet reclassifications of assets between cash and other assets or other liabilities. These reclassifications were in the operating subsidiaries, and there was no impact on holding company cash. In addition, there was no impact on consolidated stockholders’ equity.

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Phoenix is adjusting the financial statements for errors previously identified and recording the adjustments in the appropriate historical period. It also has identified additional errors affecting prior periods including actuarial valuation of certain insurance liabilities and deferred policy acquisition cost assets, accounting for complex reinsurance transactions, and valuation of certain private debt securities and derivative instruments. The current estimated impact of quantified corrections on reported consolidated stockholders’ equity as of June 30, 2012 is a reduction of less than 1% of the amount previously reported in Phoenix’s second quarter 2012 Form 10-Q. The impact of these corrections on any individual period could be material. Since the restatement work is not complete, the estimated impact on consolidated stockholders’ equity and consolidated cash and cash equivalents is subject to additional adjustments that could be material and adverse.

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Phoenix continues to assess its disclosure controls and procedures and internal control over financial reporting, and believes it has identified multiple material weaknesses that will be reported in its 2012 Form 10-K.

●	The company filed a Current Report on Form 8-K/A today that details the current status of the restatement.

FULL YEAR 2012 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY
Phoenix Life Insurance Company (PLIC), the principal operating subsidiary of The Phoenix Companies, Inc., filed its unaudited statutory financial results for the year ended Dec. 31, 2012 with the New York Department of Financial Services on March 1, 2013. These statutory results are not indicative of the consolidated GAAP results of the parent company. The following are highlights from that filing:

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Statutory surplus and asset valuation reserve was $922.5 million at Dec. 31, 2012, net of the $71.8 million in dividends paid to the holding company during the year and the repurchase of $48.3 million par amount of PLIC’s outstanding 7.15% surplus notes due 2034. Statutory surplus and asset valuation reserve was $845.7 million at Dec. 31, 2011.

●	Risk-based capital ratio was 379% at Dec. 31, 2012.
●	Statutory net gain from operations was $160.5 million, and statutory net income was $156.2 million for the year ended Dec. 31, 2012.

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FOURTH QUARTER AND FULL YEAR 2012 ESTIMATED OPERATING METRICS FOR THE PHOENIX COMPANIES, INC.

The following are currently estimated operating metrics for the fourth quarter and full year 2012:

●	Annuity deposits of $193.2 million for the fourth quarter of 2012 and $830.0 million for full year 2012.
●	Net annuity flows (deposits less surrenders) of $62.0 million for the fourth quarter of 2012 and $294.6 million for full year 2012.
●	Annuity funds under management of $5.0 billion at Dec. 31, 2012.
●	Life insurance annualized premium of $0.8 million for the fourth quarter of 2012 and $2.7 million for the full year 2012. Gross life insurance in-force at Dec. 31, 2012 of $113.3 billion.
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Fourth quarter 2012 mortality that was $8 million unfavorable to expectations. Full year 2012 mortality that was modestly unfavorable to expectations, and two-year results that were modestly favorable.

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Fourth quarter 2012 total individual life surrenders at an annualized rate of 6.2%, and closed block life policies at an annualized rate of 5.8%. Full year 2012 total individual life surrenders at 5.8%, and closed block life policies at 5.4%.

●	Fourth quarter 2012 annuity surrenders at an annualized rate of 10.5%, and full year 2012 annuity surrenders at 11.1%.
●	Holding company cash and securities of $144.5 million at Dec. 31, 2012.
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Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), including inter-company revenues, of $1.8 million for the fourth quarter of 2012 and $3.3 million of EBITDA for full year 2012.

7.45% QUARTERLY INTEREST BONDS DUE 2032
On Jan. 16, 2013, Phoenix announced the success of its solicitation of bondholders holding its outstanding 7.45% Quarterly Interest Bonds due 2032 (CUSIP 71902E 20 8) seeking a one-time consent to amend the indenture governing the bonds and provide a related waiver. The approval of the amendments and waiver allowed Phoenix to extend the date for providing its third quarter 2012 Form 10-Q to the bond trustee to March 31, 2013.
Phoenix is required to file its quarterly and annual reports with the bond trustee within 15 days after the applicable SEC filing deadline. Once that date passes, the trustee or holders representing 25% or more in principal amount of the bonds may then initiate a 60-day “cure” period. If the reports are not delivered to the trustee before the cure period expires, the trustee or holders representing 25% or more in principal amount of the bonds can request acceleration of maturity.
With today’s announcement, Phoenix has concluded that it will not meet the respective deadlines for providing the trustee with its third quarter 2012 Form 10-Q or 2012 Form 10-K. If the company later concludes that it does not expect to deliver these reports within the cure periods, it may solicit its bondholders for another consent that would further extend the deadline for providing the trustee with the third quarter 2012 Form 10-Q and extend the deadline for providing the 2012 Form 10-K.
Even without another successful solicitation of bondholders, the company believes acceleration to be unlikely because of, among other things, the favorable interest rate paid on the bonds. However, the company believes it would have adequate liquidity in the holding company to meet those obligations if an acceleration occurred directly after the cure periods.

ANNUAL MEETING OF SHAREHOLDERS
Phoenix will announce the date for its 2013 Annual Meeting of Shareholders once a timetable for the filing of its 2012 Form 10-K is established.

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ABOUT PHOENIX

Headquartered in Hartford, Connecticut, The Phoenix Companies, Inc. (NYSE:PNX) is a boutique life insurance and annuity company serving customers’ retirement and protection needs through select independent distributors. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us.  They are not guarantees of future performance.

Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: the Company’s ability to produce restated financial results and provide final third quarter and year-end 2012 financial information in the anticipated timeframes; the impact of downgrades in our debt or financial strength ratings; if we fail to maintain an effective system of internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected and, as previously reported, management will likely conclude that there are multiple material weaknesses in our internal control over financial reporting; the impact of our anticipated incurrence of significant expenses related to our financial restatement and our failure to timely file our third quarter 2012 Form 10-Q and 2012 Form 10-K with the SEC; the impact that our financial restatement and the delay in filing our third quarter 2012 Form 10-Q and 2012 Form 10-K may have on our ability to access alternate financing arrangements to fund our ongoing operations; the impact of the financial restatement process of one of our principal insurance company subsidiaries and our financial restatement on the level of regulatory scrutiny on us and our subsidiaries; the impact of our limited ability to register our securities for offer and sale until we are current with our relevant SEC filing obligations; and the impact of the outcome of litigation and other claims not in our favor, which could have a material adverse effect on our financial condition, liquidity or consolidated financial statements.

Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

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